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                                                                     EXHIBIT 5.1



                      TROY & GOULD PROFESSIONAL CORPORATION
                       1801 Century Park East, 16th Floor
                       Los Angeles, California 90067-2367



                                  July 22, 2002



Calavo Growers, Inc.
2530 Red Hill Avenue
Santa Ana, California 92705

      Re:      Registration Statement on Form S-1

Ladies and Gentlemen:

        We have acted as counsel to Calavo Growers, Inc., a California corporation (the "Company"), in connection with a Registration Statement on Form S-1 (the "Registration Statement") that the Company intends to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on or about July 22, 2002, in connection with (i) the issuance by the Company to holders of record of its common stock, par value $0.001 per share (the "Common Stock"), of non-transferable subscription rights (the "Rights") to purchase an aggregate of up to 1,000,000 shares (the "Shares") of Common Stock at a subscription price of $5.00 per share, and (ii) the offer and sale of the Shares upon the exercise of the Rights.

        This opinion letter is being delivered to you in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

        As a basis for rendering our opinions expressed below, we have reviewed originals or copies of originals, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Company's Articles of Incorporation and Bylaws, each as amended to date; (iii) resolutions of the Company's Board of Directors pertaining to the issuance of the Rights and Shares, the Registration Statement, and related matters; (iv) the specimen Common Stock certificate to be filed as Exhibit 4.1 to the Registration Statement; (v) the form of Subscription Warrant regarding the Rights to be filed as Exhibit 4.2 to the Registration Statement; (vi) the forms of Instructions as to the Use of Calavo Growers, Inc. Subscription Warrants, Notice of Guaranteed Delivery for Subscription Warrants, Instructions by Beneficial Owner to Broker or Other Nominee, and Nominee Holder Certification to be filed as Exhibits 99.2, 99.3, 99.6, and 99.8, respectively, to the Registration Statement; and (vii) such other certificates of public officials, certificates of officers of the Company, and other documents as we have considered necessary or appropriate as a basis for rendering our opinions. The five documents that are described in clauses (v) and (vi) of the preceding sentence collectively are referred to herein as the "Subscription Documents."



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Calavo Growers, Inc.
July 22, 2002
Page 2

        As to certain questions of fact relevant to our opinions, we have relied (without any independent investigation or inquiry by us) upon certificates and statements of the Company, officers of the Company, and public officials. Furthermore, in order to render our opinions, we have made and relied upon such customary assumptions as we have deemed necessary or appropriate, all without any independent investigation or inquiry by us. Among other things and in addition to any other assumptions that are described in this opinion letter, we have made and are relying upon the following assumptions, all without any independent investigation or inquiry by us:

        A. All signatures on documents reviewed by us are genuine; all documents submitted to us as originals are authentic; and all documents submitted to us as copies conform to the originals of such documents, and such originals are authentic.

        B. All factual representations and other statements regarding factual matters that are contained in the certificates of officers of the Company that we have examined are true and correct, and all factual representations and other statements regarding factual matters that are contained in the Registration Statement and the Subscription Documents are true and correct.

        C. The prospectus to be delivered by the Company to its shareholders will be substantially in the form of the prospectus that forms a part of the Registration Statement that we have reviewed, and the Subscription Documents to be delivered by the Company to its shareholders will be substantially in the form of Exhibits 4.2, 99.2, 99.3, 99.6, and 99.8 to the Registration Statement that we have reviewed.

        D. The Company will issue the Rights and the Shares only after the Registration Statement has become effective under the Securities Act and only in accordance with the terms and conditions of the Registration Statement and the Subscription Documents.

        E. The record date for determining the shareholders who are entitled to receive the Rights, which is not specified in the Registration Statement that we reviewed, will be determined by the Company prior to the effective date of the Registration Statement and will be a date that is not more than thirty days prior to the date that the Rights are issued to shareholders.

        The law covered by our opinions is limited to the laws of the State of California. We neither express nor imply any opinion with respect to the laws of any other jurisdiction, and we assume no responsibility with respect to the application or effect of the laws of any other jurisdiction.

        This opinion letter is limited to the opinions expressly stated below, does not include any implied opinions, and is rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect our opinions, including, without limitation, future changes in applicable law.



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Calavo Growers, Inc.
July 22, 2002
Page 3

        Based upon and subject to all of the foregoing and any and all other qualifications, limitations, and assumptions that are set forth below, we are of the opinion that:

        1. The Rights, when issued and delivered in accordance with the terms and conditions of the Registration Statement and the Subscription Documents, will be validly issued.

        2. The Shares, when issued, delivered, and paid for upon exercise of the Rights and in accordance with the terms and conditions of the Registration Statement and the Subscription Documents, will be validly issued, fully paid, and nonassessable.

        We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that forms a part of the Registration Statement. However, by giving you this opinion letter and consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                            Very truly yours,

                                            /s/ Troy & Gould

                                            TROY & GOULD
                                            Professional Corporation